UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 21, 2010


                           American Eagle Energy Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                        333-143626               208642477
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

27 North 27th Street, Suite 21G, Billings, Montana                 59101
     (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code 406-294-9765

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 21, 2010, we entered into an assignment agreement with Murrayfield Limited, a United Kingdom company, in regards to the acquisition of a working interest in an oil and gas lease in Willacy County, Texas, known as the "Sauz Ranch Prospect".

Miramar Petroleum Inc. and Murrayfield had entered into an assignment of oil and gas lease dated August 28, 2009 pursuant to a lease purchase and development agreement dated August 5, 2009, wherein Murrayfield had acquired from Miramar the "Assigned Working Interest" as defined therein, in regards to a leasehold interest in Willacy County, Texas. Murrayfield has assigned its interest in the lease to American Eagle for $137,500, which consists of the turnkey costs paid by Murrayfield to Miramar for the acquisition of its interest.

With the assignment agreement, American Eagle has acquired a 12.5% working interest in an oil and gas lease in Willacy County, Texas (the "Assigned Working Interest"). The lands covered by the lease consist of 908 acres, out of the San Juan de Carrieitos, Willacy County, Texas, which covers an undivided 29/32nd of the mineral estate. The area is also subject to another oil and gas lease owned by Exxon Mobil Corporation for the remaining 3/32nds.

The foregoing description of the assignment agreement is qualified entirely by reference to the copy of said agreement attached as an exhibit to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Assignment Agreement dated effective January 21, 2010 between Murrayfield Limited and American Eagle Energy Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE ENERGY INC.


/s/ Richard Findley
--------------------------------
Richard Findley
President

Date: January 22, 2010

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